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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in Post-Effective Amendment No.76 to the Registration Statement on Form N-1A (File No. 2-34215) of our report dated December 17, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Report to Shareholders of Schroder Emerging Markets Fund Institutional Portfolio, a series of Schroder Capital Funds (Delaware), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
February 29, 2000